UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  December 01, 2010

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California 91406
(Address of Principal Executive Offices)  (Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. Trio Tech International urges you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect Trio Tech International’s current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting Trio Tech International and/or JiaSheng’s operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks Trio Tech International faces, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.

All forward-looking statements made in connection with this Form 8-K are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, investors are cautioned not to place undue reliance on such forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement

On December 1, 2010, Trio-Tech (ChongQing) Co. Ltd., a wholly owned subsidiary of Trio-Tech International Pte. Ltd. (which in turn is a wholly owned subsidiary of the Registrant), entered into a Joint-Venture Agreement with JiaSheng Property Development Company to form a joint venture company structured as a China Corporation.

The purpose of the joint venture is be to develop real estate projects in China over the next five or more years. JiaSheng Property Development Company will provide the majority of the resources and management team for the operation of the joint venture.

The initial paid up share capital will be RMB 50 million of which Trio-Tech (ChongQing) Co. Ltd. will contribute RMB 10 million (approximately US$ 1.5 million) and JiaSheng Property Development Company will contribute pay RMB 40 million. The parties may contribute additional capital as may be required in order to operate the business and as the parties may mutually agree. Both parties will share the profit and risk of the joint venture according to their actual ownership interests in the joint venture.

The agreement provides that Trio-Tech (ChongQing) Co. Ltd. is to be paid a management fee of RMB 10 million (approximately US$ 1.5 million) upon the execution of this joint venture agreement. Trio-Tech (ChongQing) Co. Ltd. is to be paid RMB 5 million or approximately US$ 0.75 million immediately and the remaining  RMB 5 million or approximately US$ 0.75 million, is to be paid thirty-six months after the joint venture has been set up, at RMB 70,000 per month or approximately US$ 11,000 per month  which amount is to be applied against such remaining fee until such remaining fee is paid in full to Trio-Tech (ChongQing) Co. Ltd..

Trio-Tech (ChongQing) Co. Ltd. has in the past invested in the real estate projects developed and managed by JiaSheng and will also consider investing in the future.

The United States  dollar amount set forth above are based on the exchange rate as of December 1, 2010 as reported by Monetary Authority of Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2010

    TRIO-TECH INTERNATIONAL

By: /s/ VICTOR H.M.TING
Victor H.M. Ting,
Vice President and Chief Financial Officer